International Business Machines
New Orchard Road
Armonk, NY 10504

December 31, 2021
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

I hereby authorize each of the following individuals,
whose signatures appear below, as well as each of the International Business Machines Corporation (IBM) employees holding the titles of Secretary; Assistant Secretary;
Vice President, Compensation and Benefits;
Vice President, Executive Compensation;
and Manager, Executive Compensation Operations
and Officer Services; and any employee of IBM designated in writing by the Secretary of IBM, to sign and file on my behalf as a member of the Board of Directors of IBM
any Securities and Exchange Commission forms or documents
in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under
the Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.
J. Daly          _________/s/ J. Daly______________________
P.E. Dunkle Jr.  _________/s/ P.E. Dunkle Jr.______________
D. Glowienka     _________/s/ D. Glowienka_________________
R. Hayes         _________/s/ R. Hayes_____________________
M. Kandylas      _________/s/ M. Kandylas__________________
L. Lalli         _________/s/ L. Lalli_____________________
L. Mallardi      _________/s/ L. Mallardi__________________
F. Sedlarcik     _________/s/ F. Sedlarcik_________________
L. Sousa         _________/s/ L. Sousa_____________________

This authorization shall remain in effect for as long as I remain an executive officer of IBM.
              			Very truly yours,

				/s/ Thomas W. Rosamilia
              			Thomas W. Rosamilia